RESEARCH AGREEMENT

                                     between

                           THE UNIVERSITY OF WATERLOO
                            and Dr. John E. Thompson

                                       and

                                  SENESCO, INC.

THIS AGREEMENT, effective as of the 1st day of September, 1998, by and between THE UNIVERSITY OF WATERLOO ("Waterloo"), located in the town of Waterloo and the Province of Ontario, N2L 3G1, of the country of Canada, Dr. John E. Thompson ("Thompson") of the University of Waterloo and SENESCO, Inc.("Senesco"), a New Jersey Corporation located in the United States at 34 Chambers Street, Princeton, New Jersey 08542, U.S.A.


                                   WITNESSETH:


WHEREAS Waterloo and Senesco have in common the desire to encourage and facilitate the discovery, dissemination and application of new knowledge;

WHEREAS   Senesco  has  conceived  of  certain   inventions.   currently   holds
intellectual property rights in such inventions and desires to further research and develop such inventions on a worldwide basis,

WHEREAS Waterloo and Thompson are equipped and well-qualified to perform research and development in the subject area of this Agreement; and

WHEREAS Senesco wishes to retain Waterloo to perform research and development services under the guidance of Thompson;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereto agree as follows:

                                    AGREEMENT

ARTICLE I.  DEFINITIONS.

      "Confidential Information" shall mean:

          A. Any and all  knowledge,  know-how,  practices,  processes  or other information disclosed by Senesco directly or indirectly to Waterloo and/or Thompson whether said disclosure is made orally, in writing, by submission of samples, or otherwise, including without limitation information relating to the matters which are the subject of this Agreement and all other information regarding Senesco's past, present or future research, technology, know-how, ideas, concepts, designs, products, prototypes, processes, machines, compositions of matter, business plans, technical information, drawings, specifications and the like, and any knowledge or information developed by Waterloo and/or Thompson as a result of work in connection with this Agreement.

          B. Any and all discoveries, inventions, conceived inventions and know-how, whether or not patentable, and whether or not reduced to practice, including without limitation any and all biological isolates, compositions of matter, methods or processes, test data, findings, designs, machines, devices, apparatus, manufactures, and any improvements and/or any utility for the foregoing, which are made, conceived, discovered or developed by Waterloo or Thompson, whether alone or in conjunction with others, which arise in any way from, during or as a result of the performance of Waterloo's and Thompson's services to Senesco under this Agreement, and which relate to the Scope of Work (as hereinbelow defined), including, but not limited the subject matter set forth in the Protocol or which arose prior to this Agreement, but, as of the effective date hereof, has not been publicly disclosed. Such information may or may not be protectable in the form of a patent, a copyright or as a trade secret.

          C. This does not include information which:

    (1) is established by written records to be in the public domain other than as a consequence or an act of Waterloo or Thompson;

    (2) if disclosed to Waterloo or Senesco, was in Waterloo's possession prior to the disclosure and is demonstrated through written records that such information was in Waterloo's or Thompson's possession prior to disclosure from Senesco, and was not the subject of an earlier confidential relationship with Senesco; or

    (3) was rightfully acquired by Waterloo or Thompson from a third party, who was lawfully in possession of such information after the disclosure and was under no obligation to Senesco to maintain its confidentiality.

    The work performed hereunder shall be under the supervision of Dr. John E. Thompson, of the Department of Biology, at the University of Waterloo. No substitution of Thompson may be made without the prior written consent of Senesco.

    "Employee" means an employee of the University of Waterloo involved either directly or indirectly within the Scope of Work, as herein below defined, under this Agreement.

    "Scope of Work" means the research and development on plant genes and their cognate expressed proteins that are induced during or coincident with cell deterioration and related processes, which may initiate or facilitate senescence or other degradation of plants or plant tissues, together with methods for controlling senescence or other degradation, that involve altering the expression of these genes. This further includes promotion and marketing of transgenic or other modified plants containing these genes and/or their expressed cognate proteins as a means for controlling senescence or other degradation of plants or plant tissues.

    "Technology and Inventions" shall mean any and all discoveries, inventions, conceived inventions and know-how, whether or not patentable, and whether or not reduced to practice, including any and all biological isolates, compositions of matter, methods or processes, test data, findings, designs, machines, devices, apparatus, manufactures, and any improvements, and/or any utility for the foregoing, which are made, conceived, discovered or developed by Waterloo, whether alone or in conjunction with others, which arise in any way from, during or as a result of the performance of Waterloo's and Thompson's services to Senesco under this Agreement and which relate to the Scope of Work, including, but not limited to the subject matter set forth in the Protocol. Such Technology and Inventions may or may not be protectable in the form of a patent, a copyright or as a trade secret.

ARTICLE II.  STATEMENT OF THE WORK.

    Waterloo shall perform research to enhance the Intellectual Property rights of Senesco in accordance with the protocol entitled "Regulation of Post-Harvest Development by Altering the Expression of Senescence-Induced Lipase" ("Protocol"), which is attached hereto and incorporated herein as Exhibit A.

ARTICLE III.  PERIOD OF PERFORMANCE.

    The period of performance of this Agreement is contemplated to be three (3) years, annually renewable by Senesco at the cost indicated below, unless sooner terminated or extended as elsewhere provided herein or by mutual agreement.

ARTICLE IV.  COST AND PAYMENT.

A. Senesco agrees to pay for the cost of work specified in the Budget as set forth in Exhibit A. Payment shall be made according to the Payment Schedule provided in Exhibit B. Payment is to be made by Senesco in Canadian dollars.

B. The total financial obligation of Senesco for the three year period is limited to $735,000 Canadian, which shall not be exceeded without the written authorization of Senesco.

C. Payments shall be sent to: Mr. Barry C. Scott, Director, Research Finance, the University of Waterloo, 200 University Avenue West, Waterloo, Ontario N2L 3G1 CANADA.

D. Invoices to Senesco shall be sent to: Mr. Phillip O. Escaravage, Chairman, Senesco, Inc. 34 Chambers Street, Princeton, New Jersey 08542 U.S.A.

 ARTICLE V.  RELATIONSHIP OF THE PARTIES.

A. Waterloo's relationship to Senesco in the performance of this Agreement is that of an independent contractor. The work performed hereunder shall be under the supervision of Thompson, who is considered essential to the work being performed. No substitution of Thompson may be made without the prior written consent of Senesco. Waterloo and Thompson shall ensure that all Employees, researchers and other personnel involved with performing work in connection with this Agreement are familiar with and understand the terms of this Agreement prior to their performance hereunder, including, without limitation, their obligation to take all actions necessary to vest title to any Technology and Inventions in Senesco.

B. Neither party is authorized or empowered to act as an agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

C. Waterloo and its Employees acknowledge they are aware of this Agreement and are bound by its terms.

ARTICLE VI.  CONFIDENTIALITY.

A. In order to carry out the terms of this Agreement and to facilitate performance of the work hereunder, Senesco may disclose certain Confidential Information, defined under Article I, to Waterloo and Thompson which Senesco considers confidential and proprietary.

B. Senesco possesses all right, title and interest to all Confidential Information, whether disclosed by Senesco or developed under this Agreement. Waterloo and Thompson each agree that the Confidential Information will be kept in strict confidence.

C. Prior to the commencement of work under this Agreement, each Waterloo Employee to undertake work relating to this Agreement shall agree to be bound by the Confidentiality and non-compete provisions of this Agreement by signing a copy of the form Acknowledgment attached as Exhibit C.

D.  Waterloo  and Thompson  shall not,  without the express  written  consent of
    Senesco, directly or indirectly disclose, furnish, disseminate, make available such Confidential Information in any way, in whole or in part, to any person or entity other than Employees of Waterloo directly or indirectly involved in the work under this Agreement, and then only on a need to know basis as required for performance of this Agreement; said Employees are subject to the same restrictions upon disclosure of this Confidential Information as Waterloo and Thompson.

E. Waterloo and/or Thompson will promptly inform Senesco if they discover that a third party is making or threatening to make unauthorized use of Confidential Information.

F. The above obligations with respect to Confidential Information shall survive for a period of ten (10) years after the termination of this Agreement, and any extensions or renewals.

ARTICLE VII.  PATENT RIGHTS.

A. Waterloo and Thompson hereby assign and agree to assign to Senesco all right, title and interest to any Technology and Inventions made, conceived of or arising under this Agreement within the Scope of Work.

B. All information and know-how relating to any Technology and Inventions made, conceived of or arising under this Agreement is deemed Confidential Information and shall be kept in strict confidence by Waterloo and Thompson pursuant to this Agreement.

C. Waterloo and Thompson shall promptly disclose to Senesco, in writing, any Technology and Inventions made, conceived of or arising under the Agreement.

D. Senesco has the sole discretion for the selection of the means for intellectual property protection for the Technology and Inventions, whether to maintain trade secret protection or seek protection by patent. Senesco has the sole discretion for the selection of the technology to protect by patent and will make all decisions regarding the scope of protection sought.

E.  Senesco  has the sole  discretion  to select  patent  counsel or other legal
    representatives   to  help  secure  patent  rights  to  any  Technology  and
    Inventions arising out of this Agreement.

F. If Senesco decides that a patent application is to be filed, Senesco, shall, at its own cost, prepare, file and prosecute such application. Designation of inventors in a patent application is a matter of patent law and shall be solely within the discretion of qualified patent counsel or other legal representative for Senesco.

G. Waterloo and Thompson shall at the request and expense of Senesco, at any time during or after the termination of this Agreement, execute all documents and perform all such acts as Senesco may deem necessary or advisable to confirm Senesco's sole and exclusive ownership right, title and interest in such Technology and Inventions in any country. Waterloo and Thompson each agree to do all acts and execute all documents at the expense and request of Senesco, that Senesco may deem necessary to enforce its rights to the Technology and Inventions, including but not limited to assisting in the preparation of patent applications, assisting in litigation, appearing for depositions and appearing as trial witnesses.

ARTICLE VIII.  PUBLICITY.

A. Waterloo and Thompson shall not disclose this Agreement with Senesco in any publicity, advertising or news release without the prior written approval of an authorized representative of Senesco. Senesco will not use the name of Waterloo in any publicity, advertising or news release without the prior written approval of Waterloo.

B. Except: Waterloo may, at its own discretion, provide a brief listing of the research conducted under this Agreement, including the name of the sponsor, Senesco, as part of a public compendium of Waterloo research.

C. Senesco may, at its own discretion, provide information relating to or arising from this Agreement to investors, licensees, relevant government agencies and other such parties.

ARTICLE IX.  PUBLICATION.

A. Senesco, recognizes that Waterloo, may be desirous of publishing information as part of Waterloo's policy and function as a university to disseminate information for the purpose of scholarship. Waterloo and Thompson recognize that such publication may jeopardize the protection of intellectual property rights contemplated under this Agreement.

B. Waterloo shall not publish any Confidential Information relating to this Agreement or any Technology and Inventions conceived of, made or arising under this Agreement until permission in writing is given by Senesco. Senesco agrees that Waterloo personnel shall be permitted to present at symposia, national or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of the Protocol, PROVIDED: (1) that Senesco shall have been provided copies of any proposed publication or presentation at least ninety (90) days in advance of the submission of such proposed publication or presentation; and (2) Senesco shall have thirty (30) days after receipt of said copies to object to such proposed presentation or proposed publication; and (3) in the event that Senesco makes such objection, Thompson and Waterloo personnel shall refrain from making such presentation or publication for a period of sixty (60) days to allow Senesco to file patent application(s) or seek other protection for its proprietary subject matter contained in the proposed presentation or publication; and (4) in the event Senesco is unable to obtain meaningful protection within sixty (60) days on the subject matter under the terms of this Article, Waterloo and Thompson agree to postpone publication for up to an additional ninety (90) days during which time the parties shall negotiate a version of the publication which does not compromise Senesco's proprietary interests in the subject matter and is otherwise acceptable to Senesco. Under no circumstances will Waterloo or Thompson be allowed to disclose Confidential Information of Senesco.

ARTICLE X.  NONCOMPETITION.

A. Notwithstanding any provisions of this Agreement to the contrary, the parties agree that Waterloo independently works on many projects which may be similar in some respects to the subject matter set forth in the Protocol. The parties agree that Waterloo shall not be precluded from pursuing such projects through its own personnel, EXCEPT:

    (1) Thompson agrees not to conduct any research, act as a consultant or perform any other services, either directly or indirectly, for any entity in the world which is competitive with Senesco relating to the subject matter provided in Article X.B. herein, for a period of two (2) years after the termination of this Agreement; and

    (2) Each person working on this project agrees to first notify Senesco prior to accepting employment or undertaking services for any entity in the world which is competitive with Senesco relating to the subject matter provided in Article X.B. herein. In view of the confidentiality obligations herein, each person working on this project agrees to use his best efforts not to personally conduct any research, act as a consultant, or perform any other services relating to the subject matter provided in Article X.B. herein, either directly or indirectly for any entity for a period of two (2) years after termination of this Agreement.

B. The scope of noncompetition shall include research and development on plant genes and their cognate expressed proteins that are induced during or coincident with cell deterioration and related processes, which may initiate or facilitate senescence or other degradation of plants or plant tissues, together with methods for controlling senescence or other degradation, that involve altering the expression of these genes. This further includes promotion and marketing of transgenic or other modified plants containing these genes and/or their expressed cognate proteins as a means for controlling senescence or other degradation of plants or plant tissues.

C. The parties agree that the period of time and scope of the restrictions specified herein are both reasonable and justifiable to prevent harm to the legitimate business interests of Senesco, including but not limited to preventing transfer of Confidential Information to Senesco's competitors and/or preventing other unauthorized disclosures or use of Senesco's Technology and Inventions.

ARTICLE XI.  REPORTS AND CONFERENCES.

A. Written project reports shall be provided by Waterloo to Senesco monthly, to be received by the seventh day of the following month. A final report shall be submitted by Waterloo within thirty (30) days of completion of the project or within thirty (30) days of the termination of this Agreement. The content of the written project reports will be agreed upon by the parties.

B. During the term of this Agreement, representatives of Waterloo will meet with representatives of Senesco at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, or changes therein, of the Protocol to be performed hereunder.

ARTICLE XII.  ASSIGNMENT.

    No right or obligation to this Agreement shall be assigned by Waterloo without the prior written permission of Senesco. Senesco has the right to assign its rights and obligations; however, it must also seek permission of Waterloo, such permission not to be unreasonably withheld. Waterloo shall not subcontract any work to be performed without Senesco's prior written consent. Any work by any subcontractor shall be under the direct supervision of Thompson.

ARTICLE XIII.  SUPPLIES AND EQUIPMENT.

    Waterloo shall provide laboratory space, personnel and equipment already owned by Waterloo for conducting the research contemplated by the Agreement. Waterloo shall retain title to any equipment purchased with funds provided by Senesco under this Agreement.

ARTICLE XIV.  TERMINATION.

A. Senesco has the right to terminate this Agreement upon thirty (30) days advance written notice to Waterloo. In the event of such a termination, Waterloo shall refund all unexpended and unobligated funds to Senesco after withholding amounts necessary to discharge obligations that cannot be canceled. Waterloo agrees to provide Senesco with copies of all work products which exist at the time of termination.

B. In the event Senesco terminates this agreement, then Dr. John E. Thompson shall not be obligated under the noncompetition provision, specifically
    Article X.A., paragraph (1).

C. Senesco's rights under Articles VI and VII, VIII, X and XI shall survive termination of this Agreement.

D. In the event Senesco wishes to abandon its interest in the Technology and Inventions, Waterloo and Senesco will enter into good faith negotiations for Waterloo to acquire said Technology and Inventions.

ARTICLE XV.  INDEMNIFICATION.

A. Waterloo shall defend, indemnify and hold Senesco, its officers, employees and agents harmless from and against any and all liability, loss, expense
    (including reasonable attorneys' fees) or claims for injury or damages arising out of the performance of this Agreement but only in proportion to and to the extent such liability, loss, expense, attorneys' fees or claims for injury or damages are caused by or result from the negligent or
    intentional  acts  or  omissions  of  Waterloo,  its  officers,   agents  or
    employees.

B. Senesco shall defend, indemnify and hold Waterloo, its officers, employees and agents harmless from and against any and all liability, loss, expense
    (including reasonable attorneys' fees) or claims for injury or damages arising out of the performance of this Agreement but only in proportion to and to the extent such liability, loss, expense, attorneys' fees or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of Senesco, its officers, agents or employees.

ARTICLE XVI.  GOVERNING LAW.

    This Agreement shall be construed in accordance with and governed by the laws, statutes, rules, court decisions and customs prevailing in the State of New Jersey and the United States, except to the extent that the laws of the Province of Ontario and the Federal Government of Canada shall govern Workman's Compensation, Employment Standards Act, Ontario Human Rights Code, Environmental Protection Act, Occupational Health and Safety Act or any other similar statutes that would take priority.

ARTICLE XVII.  INTEGRATION.

    This Agreement states the entire contract between the parties in respect to the subject matter of the Agreement and supersedes any previous written or oral representations, statements, negotiations or agreements. This Agreement my be modified only by written amendment executed by the authorized representatives of both parties.

ARTICLE XVIII.  AGREEMENT MODIFICATION.

    Any agreement to change the terms of this Agreement in any way shall be valid only if the change is made in writing and approved by mutual agreement of authorized representatives of the parties hereto.

ARTICLE XIX.  GOVERNING LANGUAGE.

    In the event that a translation of this Agreement is prepared and signed by the parties, this English language Agreement shall be the official version and shall govern if there is a conflict between the translation and this English language Agreement.

ARTICLE XX.  NOTICES.

    Notices under this Agreement shall be sent by registered mail, return receipt requested, or delivered by hand, to the following address of either party unless changed by written notice.

Senesco:                                     Waterloo:

Phillip O. Escaravage, Chairman              Judy Brown, Contracts Manager
Senesco, Inc.                                Office of Research
34 Chambers Street                           University of Waterloo
Princeton, New Jersey 08542 U. S.A.          200 University Avenue West
Telephone:  (609) 252-0680                   Waterloo, Ontario N2L 3G1
                                             CANADA
                                             Telephone:  (519) 888-4567, X2022
                                             Fax: (519) 746-7151

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

SENESCO, Inc., a New Jersey            THE UNIVERSITY OF WATERLOO
Corporation ("Senesco")                ("Waterloo")


By: /s/ Phillip O. Escaravage          By: /s/ Carolyn M. Hansson
   ---------------------------------      ---------------------------------
       Phillip O. Escaravage                 Carolyn M. Hansson

Title: Chairman                        Title: Vice President, University
                                              Research


                                       By: /s/ Barry C. Scott
                                          ---------------------------------
                                                 Barry C. Scott

                                       Title: Director, Research Finance
/s/ John E. Thompson
------------------------------------
Dr. John E. Thompson

                                    EXHIBIT C

                 ACKNOWLEDGMENT OF EMPLOYEES AND RESEARCHERS OF
                           THE UNIVERSITY OF WATERLOO


In consideration of the substantial benefits that I have or will continue to receive as an employee and/or researcher of the University of Waterloo, and as a condition to being able to participate in the project described in the Research Agreement executed between Senesco, Inc. ("Senesco") and The University of Waterloo ("Waterloo"), effective as of September 1, 1998, I hereby agree to be bound to the confidentiality and non-disclosure provisions set forth as the obligations required of the University of Waterloo pursuant to the Agreement as if I were a signatory to such Agreement. I acknowledge and agree that any inventions or rights which may be protectable under intellectual property law developed, created, or conceived of by me (either in whole or in part) within the Scope of Work, as defined in the Research Agreement, shall be owned solely by Senesco, and I hereby agree to take any actions requested by Senesco in order to more fully vest title in the same in Senesco as required by such Agreement.



                                          ----------------------------------
                                                   (Employee Name)




                                          ----------------------------------
                                                      (Signature)